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                                                                    Exhibit 5(h)

                                    Form of

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

     THIS AMENDED AND RESTATED DISTRIBUTION AGREEMENT (the "Agreement") is made as of the 23rd day of February, 2007 by and between Janus Adviser Series, a statutory trust organized and existing under the laws of the State of Delaware ("the Trust"), on behalf of the Class A Shares, Class C Shares, Class I Shares, Class R Shares, Class S Shares, Premium Shares, Select Shares, Primary Shares, Institutional Shares and Service Shares (each, a "Class") of each of its portfolios authorized by the Trustees of the Trust to offer any one or more of such Shares, whether now existing or hereafter created (each a "Fund" or collectively the "Funds"), and Janus Distributors LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Distributor" or "Janus Distributors"). This Agreement amends and restates the Distribution Agreement dated April 3, 2002 that was amended and restated on June 18, 2002, July 14, 2004, and November 28, 2005. This Agreement applies to the Class A Shares, Class C Shares, Class I Shares, Class R Shares, Class S Shares, Premium Shares, Select Shares, Primary Shares, Institutional Shares and Service Shares (together, the "Shares") of each Fund of the Trust authorized by the Trustees of the Trust to offer any one or more of such Shares.

                                   WITNESSETH:

     WHEREAS, the Trust is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and the laws of each state or jurisdiction in which the Distributor engages in business to the extent such law requires, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") (such registrations and membership are referred to collectively as the "Registrations"); and

     WHEREAS, the Trust and the Distributor are parties to an Amended and Restated Distribution Agreement, under which the Distributor serves as Distributor to Class C Shares, Class S Shares, Class A Shares, Class R Shares, and Class I Shares of the Funds, and the parties now wish to amend such agreement to also make the Distributor the distributor of the newly established Premium Shares, Select Shares, Primary Shares, Institutional Shares and Service Shares as set forth below; and

     WHEREAS, the Trust has adopted on behalf of each of the Class A Shares, Class C Shares, Class S Shares, Class R Shares, Premium Shares, Select Shares, and Primary Shares of each Fund offering such Shares a separate Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 under the 1940 Act; and

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     WHEREAS, the Trust desires the Distributor to act as the underwriter for the public offering of the Shares of each Fund;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Appointment. The Trust appoints Janus Distributors to act as distributor of the Shares.

     2. Delivery of Fund Documents. The Trust has furnished the Distributor with properly certified or authenticated copies of each of the following in effect on the date hereof and shall furnish the Distributor from time to time properly certified or authenticated copies of all amendments or supplements thereto:

     (a)  Trust Instrument;

     (b)  Bylaws; and

     (c) Resolutions of the Board of Trustees (hereinafter referred to as the "Trustees") selecting the Distributor as distributor and approving this form of agreement and authorizing its execution.

     The Trust shall furnish the Distributor promptly with copies of any registration statements filed by it with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, (the "1933 Act") or the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

     The Trust shall also furnish the Distributor with such other certificates or documents as the Distributor may from time to time, in its discretion, reasonably deem necessary or appropriate in order to properly perform its duties under this Agreement.

     3. Solicitation of Orders for Purchase of Shares.

     (a) Subject to the provisions of Paragraphs 4 and 7 hereof, and to such minimum purchase requirements as may from time to time be indicated in the prospectus or statement of additional information of the Shares of each Fund, the Distributor is authorized to solicit, as agent on behalf of the Trust, unconditional orders for purchases of each Fund's Shares authorized for issuance and registered under the 1933 Act, provided that:

     (1) The Distributor shall act solely as a disclosed agent on behalf of and for the account of the Trust;

     (2) The Distributor shall confirm or arrange with the transfer agent for the shares to confirm all purchases of the Shares. Such confirmation shall conform to the


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          requirements of Rule 10b-10 under the 1934 Act and shall clearly state that the Distributor is acting as agent in the transaction;

     (3) The Distributor shall have no liability for payment for purchases of Shares it sells as agent;

     (4) Each order to purchase Shares of a Fund received by the Distributor shall be subject to acceptance by an officer of the Trust and entry of the order on such Fund's records or shareholder accounts and is not binding until so accepted and entered; and

     (5) With respect to the Shares of each Fund, the Distributor may appoint sub-agents or distribute through dealers (pursuant to the Distribution and Shareholder Servicing Agreement applicable to that class, a form of which is attached hereto as Exhibit A), the Distributor's own sales representatives or otherwise as the Distributor may determine from time to time.

     The purchase price of a Fund's Shares to the public shall be the public offering price described in Paragraph 6 hereof.

     (b) In consideration of the rights granted to the Distributor under this Agreement, the Distributor will use its best efforts (but only in states and jurisdictions in which the Distributor may lawfully do so) to solicit from investors unconditional orders to purchase Shares of each Fund. The Trust shall make available to the Distributor without cost to the Distributor the currently effective prospectus and statement of additional information for the Shares of each Fund and all information, financial statements and other papers that the Distributor requires for use in connection with the distribution of Shares. The Trust shall provide such materials in the form of camera ready copies, computer diskettes, or other form reasonably requested by Distributor, to enable Distributor to provide one copy or diskette to each shareholder of record (it being understood that the shareholders of record shall be responsible for providing copies of such materials to the beneficial owners in accordance with applicable law).

     4. Solicitation of Orders to Purchase Shares by Fund. The rights granted to the Distributor shall be non-exclusive in that the Trust reserves the right to otherwise solicit purchases from, and sell Shares to, investors, including without limitation the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with a Fund, or a Fund's acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity.

     5. Sales Commission, Compensation and Expenses.

          (a) Except as otherwise agreed, the Trust shall pay all charges of its transfer, shareholder recordkeeping, dividend disbursing and redemption agents, if any; all expenses of


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preparation, printing and mailing of confirmations; all expenses of preparation and printing of annual or more frequent revisions of each Fund's prospectus and statement of additional information and of supplying copies thereof to shareholders; all expenses of registering and maintaining the Registrations of the Trust under the 1940 Act and the sale of the Trust's Shares under the 1933 Act; all expenses of qualifying and maintaining qualifications of each Fund and of the Shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of each Fund under all laws applicable to the Trust or its business activities.

          (b) The Distributor may receive from the Trust any amounts authorized for payment to the Distributor out of the applicable Distribution and Shareholder Servicing Plans, if any, for the Shares. The Distributor may use such payments, in its discretion, to compensate dealers, third party service providers, or other entities who provide distribution and/or services to the extent permitted by the Distribution and Shareholder Servicing Plans. The Distributor may retain some or all of such payments pursuant to the Distribution and Shareholder Servicing Plans in certain circumstances, including when there is no broker of record or when certain qualification standards have not been met by the broker of record.

          (c) The Distributor shall be entitled to impose a charge on the sale of the Class A Shares in the amount set forth, if any, in the then current prospectus and statements of additional information for such Class. Such sales charges (subject to any reductions or eliminations of sales charges as set forth in the then current prospectus and statements of additional information for such Class) shall be an amount mutually agreed upon by the Distributor and the Trust and equal to the difference between the net asset value and the public offering price of Class A Shares or Class C Shares, if any. The Distributor may re-allow sub-agents or dealers such sales charges, including payment exceeding the total sales charges, as the Distributor shall deem advisable so long as any such sales charges and additional compensation are set forth in the then current prospectus and statements of additional information of such Class to the extent required by all applicable securities laws. The Distributor may retain a contingent deferred sales charge, if applicable, on Class A Shares and Class C Shares redeemed by the holders thereof, in the amount and on the terms set forth in the then current prospectus and statements of additional information for those Classes.

     6. Public Offering Price. All solicitations by the Distributor pursuant to this Agreement shall be for orders to purchase Shares of a Fund at the public offering price set forth in the then current prospectus and statements of additional information for the Shares. The public offering price for each accepted subscription for a Fund's Shares will be the net asset value per share next determined by the Trust after it accepts such subscription, plus, with respect to Class A Shares, an initial sales charge equal to a percentage of the net asset value of the Shares, if applicable. Class A Shares and Class C Shares may also be sold subject to a contingent deferred sales charge, in such amount and on such terms as set forth in the then current prospectus and statements of additional information for Class A Shares and Class C Shares. The net asset value per share of the Shares shall be determined in the manner provided in the Trust's


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Trust Instrument as now in effect or as it may be amended from time to time, and as reflected in the then current prospectus and statements of additional information covering the Shares.

     7. Suspension of Sales. If and whenever the determination of a Fund's net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by the Trust except such unconditional orders placed with the Trust and accepted by it before the suspension. In addition, the Trust reserves the right to suspend sales of Shares of a Fund if, in the judgment of the Trustees, it is in the best interest of the Fund to do so, such suspension to continue for such period as may be determined by the Trustees; and in that event, (i) at the direction of the Trust, the Distributor shall suspend its solicitation of orders to purchase Shares of such Fund until otherwise instructed by the Trust and (ii) no orders to purchase Shares of such Fund shall be accepted by the Trust while such suspension remains in effect unless otherwise directed by its Trustees.

     8. Authorized Representations. The Distributor is not authorized by the Trust to give on behalf of any Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in such Fund's registration statement filed with the SEC under the 1933 Act and/or the 1940 Act, covering Shares, as such registration statement or such Fund's prospectus or statement of additional information may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of such Fund or approved by such Fund for the Distributor's use.

     9. Registration of Additional Shares. The Trust hereby agrees to register an indefinite number of Shares pursuant to Rule 24f-2 under the 1940 Act. The Trust will, in cooperation with the Distributor, take such action as may be necessary from time to time to qualify the Shares of each Fund (so registered or otherwise qualified for sale under the 1933 Act), in any state or jurisdiction mutually agreeable to the Distributor and the Trust, and to maintain such qualification; provided, however, that nothing herein shall be deemed to prevent the Trust from qualifying the Shares without approval of the Distributor in any state it deems appropriate.

     10. Conformity With Law. The Distributor agrees that in soliciting orders to purchase Shares it shall duly conform in all respects with applicable federal and state laws and with the rules and regulations of the NASD. The Distributor will use its best efforts to maintain its Registrations in good standing during the term of this Agreement and will promptly notify the Trust in the event of the suspension or termination of any of the Registrations.

     11. Anti-Money Laundering. The Distributor agrees that it will establish and implement an anti-money laundering program that duly conforms in all respects with current applicable federal anti-money laundering laws and regulations.

     12. Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Trust in the performance of the Distributor's duties hereunder. The


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Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and employees and agrees to pay or to insure that persons other than the Trust will pay all employee taxes due with respect to the activities of its agents and employees.

     13. Indemnification. The Distributor agrees to indemnify and hold harmless the Trust and each of the Trustees and its officers, employees and representatives and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims and expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Trust or such Trustees, officers, employees, representatives, or controlling person or persons may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any shares of any Fund by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information, shareholder report or other information covering Shares of such Fund filed or made public by the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to such Fund by the Distributor in writing. In no case (i) is the Distributor's indemnity in favor of the Trust, or any person indemnified, to be deemed to protect the Trust or such indemnified person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or such person's duties or by reason of its or such person's reckless disregard of its or such person's obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon the Trust or upon such person (or after the Trust or such person shall have received notice of such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that the Distributor may have to the Trust or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.

     The Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any such claim but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the persons indemnified who are defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to


                                        6

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assume the defense of any such suit, the Distributor will reimburse persons indemnified who are defendants in such suit for the reasonable fees of any legal counsel retained by them in such litigation.

     The Trust agrees to indemnify and hold harmless the Distributor and each of its directors, officers, employees, and representatives and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expenses and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or such of its directors, officers, employees, representatives or controlling person or persons may become subject under the 1933 Act, under any other statute, at common law, or otherwise arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by the Trust or any of the Trustees, or the Trust's officers, employees or representatives other than the Distributor, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished by the Distributor to the Trust. In no case (i) is the Trust's indemnity in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such indemnified person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or such person's duties or by reason of its or such person's reckless disregard of its or such person's obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor, or such person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Trust of any such claim shall not relieve the Trust from any liability which the Trust may have to the Distributor or any person against whom such action is brought otherwise than on account of the Trust's indemnity agreement contained in this Paragraph.

     The Trust shall be entitled to participate, at its own expense, in the defense or, if the Trust so elects, to assume the defense of any suit brought to enforce such claim but, if the Trust elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Trust and satisfactory to the persons indemnified who are defendants in the suit. In the event that the Trust elects to assume the defense of any such suit and retain such legal counsel, the persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Trust does not elect to assume the defense of any such suit,


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the Trust will reimburse the persons indemnified who are defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them in such litigation.

     14. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first written above and unless terminated as provided herein, shall remain in effect through February 1, 2007, and from year to year thereafter with respect to each Class of Shares of each Fund, but only so long as such continuance is specifically approved at least annually (a) by a vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, voting in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of either a majority of the Trustees or a majority of the outstanding voting securities of the respective Class of Shares. If the continuance of this Agreement is not approved as to a Class of Shares of a Fund or a Fund as a whole, the Distributor may continue to render to that Class of Shares or Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder, and this Agreement shall continue with respect to a Class of Shares of the Funds, or those Funds as a whole that have approved its continuance. This Agreement may be terminated with respect to a Class of Shares of a Fund or a Fund as a whole, without the payment of any penalty, on 60 days' written notice,
(a) by a vote of a majority of the Trustees or by a vote of a majority of the outstanding voting securities of such Class of Shares of the Fund or of the Fund, and (b) in the case of the Class A Shares, Class C Shares, Class S Shares, Class I Shares, Class R Shares, Premium Shares, Select Shares, Primary Shares, Institutional Shares or Service Shares of a Fund, by a vote of a majority of the Trustees who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Distribution and Shareholder Servicing Plan for such Shares or in any agreements related to such Distribution and Shareholder Servicing Plan, or (c) by the Distributor. Without prejudice to any other remedies of the Trust, the Trust may terminate this Agreement at any time immediately on written notice in the event of the Distributor's failure to fulfill any of its obligations hereunder, including the termination or suspension of any of the Registrations. This Agreement will automatically terminate in the event of its assignment.

     In interpreting the provisions of this Paragraph 14, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," and "majority of the outstanding voting securities") shall be applied.

     15. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge, or termination is sought. All material amendments to this Agreement must be approved by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, voting in person at a meeting called for the purpose of voting on the Agreement. If the Trust should at any time deem it necessary or advisable in the best interests of a Fund or class that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or any other governmental authority or to obtain any advantage under state or Federal or tax laws and notifies the Distributor


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of the form of such amendment, and the reasons therefore, and if the Distributor should decline to assent to such amendment, the Trust may terminate this Agreement as to that Fund or class forthwith. If the Distributor should at any time request that a change be made in the Trust's Trust Instrument or Bylaws or in its methods of doing business, or in the registration statement, the prospectus or the statement of additional information of any Fund, in order to comply with any requirements of Federal or state law or regulations of the SEC, or of a national securities association of which the Distributor is or may be a member, relating to the sale of Shares, and the Trust should not make such necessary changes within a reasonable time, the Distributor may terminate this Agreement as to that Fund or class forthwith.

     16. Limitation of Personal Liability. The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, employee or agent, or holder of shares of beneficial interest of the Trust, whether past, present or future, shall be personally liable for any of such liabilities.

     17. Notification by the Trust. The Trust agrees to advise the Distributor immediately:

          (a) of any request by the SEC for amendments to the Trust's Registration Statement insofar as it relates to the Shares of any of the Funds, the prospectus or the statement of additional information or for additional information;

          (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Trust's Registration Statement insofar as it relates to the Shares of any of the Funds, the prospectus or the statement of additional information or the initiation of any proceeding for that purpose;

          (c) of the occurrence of any material event which makes untrue any statement made in the Trust's Registration Statement insofar as it relates to the Shares of any of the Funds, the prospectus or the statement of additional information or which requires the making of a change in order to make the statements therein not misleading; and

          (d) of all actions of the SEC with respect to any amendments to the Trust's Registration Statement, which may from time to time be filed with the SEC under the 1933 Act, insofar as they are related to the Shares of any of the Funds, the prospectus or the statement of additional information.

     18. Privacy. Each party agrees that, with respect to "non-public personal information," as defined in Regulation S-P, it will comply with Regulation S-P and will not disclose any non-public personal information received in connection with this Agreement to any other party, except to the extent necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P.


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

     19. Miscellaneous. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. Governing Law. This Agreement shall be governed by, and construed in accordance with, applicable federal law and with the laws of the state of Colorado, exclusive of conflicts of laws.

     21. Severability. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

     22. Entire Agreement. This Agreement is the entire contract between the parties relating to the subject matter hereof and supercedes all prior agreements between the parties relating to the subject matter hereof.

     23. Notice. Any notice required or permitted to be given by a party to this Agreement or to any other party hereunder shall be deemed sufficient if delivered in person or sent by registered or certified mail, postage prepaid, addressed by the party giving notice to each such other party at the address provided below or to the last address furnished by each such other party to the party giving notice.

     If to the Trust:         151 Detroit Street
                              Denver, Colorado 80206
                              Attn: Secretary

     If to the Distributor:   151 Detroit Street
                              Denver, Colorado 80206
                              Attn: Secretary

              [THE REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK.]


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     IN WITNESS WHEREOF, the parties have executed this Agreement.

ATTEST:                                 JANUS ADVISER SERIES


                                        By:
-------------------------------------       ------------------------------------


ATTEST:                                 JANUS DISTRIBUTORS LLC


                                        By:
-------------------------------------       ------------------------------------


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                                    EXHIBIT A


                                       12